UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – October 5, 2007

TXU Corp.

(Exact name of registrant as specified in its charter)

Texas	1-12833	75-2669310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Texas Competitive Electric Holdings Company

(Exact name of registrant as specified in its charter)

Delaware	333-108876	75-2967817
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Oncor Electric Delivery Company

(Exact name of registrant as specified in its charter)

Texas	333-100240	75-2967830
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201

(Address of principal executive offices, including zip code)

214-812-4600

(Registrants’ telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K is being filed jointly by TXU Corp. and its subsidiaries, Texas Competitive Electric Holdings Company LLC (“TCEH”) and Oncor Electric Delivery Company (“Oncor Electric Delivery”). All of the information contained herein is being filed by TXU Corp. Oncor Electric Delivery is filing only the information relating to the expected closing of the merger described herein and the expected financings by Oncor Electric Delivery described herein. TCEH is filing only the information relating to the expected closing of the merger described herein and the expected financings by TCEH described herein.

ITEM 8.01. OTHER EVENTS.

Subject to the satisfaction of the applicable closing conditions, TXU Corp. expects to complete its merger with a subsidiary of Texas Energy Future Holdings Limited Partnership (“TEF”) on October 10, 2007. In connection with the proposed merger, TEF has obtained debt financing commitments from a consortium of arrangers and bookrunners consisting of affiliates of Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities Inc., Goldman, Sachs & Co., Lehman Brothers Inc. and Morgan Stanley & Co. Incorporated. A substantial portion of the financing provided under the commitments is expected to be used, along with equity contributions to be made by affiliates of Kohlberg Kravis Roberts & Co., TPG Capital, L.P., GS Capital Partners, Lehman Brothers Inc., Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated and other investors, to fund the merger, to refinance or repay certain existing indebtedness of TXU Corp. and its subsidiaries, and to pay transaction expenses incurred in connection therewith.

The commitments provide for the following senior debt facilities (a) approximately $24.5 billion (plus amounts available under the cash collateral posting facility described below) of senior secured credit facilities (the “TCEH Senior Secured Facilities”) to be obtained by TCEH, (b) a receivables facility to be obtained by TXU Receivables Company, (c) senior unsecured bridge loans to be obtained by TCEH, in the amount of up to $6.75 billion and (d) senior unsecured bridge loans to be obtained by TXU Corp., in the amount of up to $4.5 billion.

The commitments also provide that Oncor Electric Delivery Company will obtain a $2.0 billion revolving credit facility (the “Oncor Electric Delivery Revolving Facility”). The Oncor Electric Delivery Revolving Facility will not be used to fund the transaction and neither Oncor Electric Delivery Holdings Company LLC (“Oncor Holdings”), Oncor Electric Delivery nor any of their respective subsidiaries will secure or guarantee any of the debt incurred to fund the transactions.

The anticipated post-closing organizational structure is set forth in Exhibit 99.1 to this Form 8-K.

TCEH Senior Secured Facilities. The TCEH Senior Secured Facilities are expected to be comprised of (a) a senior secured initial term loan facility in an aggregate principal amount of up to $16.45 billion, (b) a senior secured delayed draw term loan facility in an aggregate principal amount of up to $4.1 billion, (c) a senior secured letter of credit facility in an aggregate principal amount of up to $1.25 billion, (d) a senior secured revolving credit facility in an aggregate principal amount of up to $2.7 billion and (e) a senior secured cash collateral posting facility, the size of which is to be capped by the mark-to-market exposure of TCEH and its subsidiaries on a portfolio of certain commodity swaps and futures transactions.

The TCEH Senior Secured Facilities are expected to be unconditionally guaranteed on a senior secured basis, by Energy Future Competitive Holdings Company (f/k/a TXU US Holdings Company) (“US Holdings”) and each existing and new direct or indirect wholly owned U.S. material restricted subsidiary of TCEH, subject to certain exceptions. The TCEH Senior Secured Facilities, including the guarantees thereof and certain commodity and other hedging and trading transactions, are expected to be secured by substantially all of the assets of US Holdings, TCEH and its subsidiaries who are guarantors of the TCEH Senior Secured Facilities (but not including the assets of any other subsidiary of TXU Corp., including those of Oncor Holdings, Oncor Electric Delivery and their respective subsidiaries), subject to certain other exceptions.

TXU Receivables Facility. The TXU Receivables Facility is expected to be a commercial paper-backed accounts receivables facility to be obtained by TXU Receivables Company, which is to be used to refinance, replace or amend TXU Receivables Company’s existing accounts receivables facility.

Senior Unsecured Bridge Loans. The commitments also provide for up to $6.75 billion in loans under a senior unsecured bridge facility to be entered into by TCEH and up to $4.5 billion in loans under a senior unsecured bridge facility to be entered into by TXU Corp. US Holdings and all of the subsidiaries that guarantee the TCEH Senior Secured Facilities are expected to guarantee the TCEH bridge loans. Only US Holdings and Energy Future

Intermediate Holding Company LLC, both direct subsidiaries of TXU Corp., are expected to guarantee the TXU Corp. bridge loans.

If the bridge loans are not paid in full on or before the first anniversary of the completion of the merger, the bridge loans of both TCEH and TXU Corp. will convert into extended term loans maturing on the eighth anniversary of the completion of the merger with respect to the TCEH “cash-pay” bridge loans, the ninth anniversary of the completion of the merger with respect to the TCEH “PIK toggle” bridge loans, and the tenth anniversary of the completion of the merger with respect to the TXU Corp. “cash-pay” and “PIK toggle” bridge loans. Holders of any such senior unsecured extended term loans may choose to exchange such loans for exchange notes with the same maturity date as the related loans.

The bridge loans will bear interest at a floating rate equal to LIBOR plus a spread that increases over time. TCEH will be able to pay interest from time to time on up to $1.75 billion of its bridge loans or term loans/exchange notes by increasing the aggregate amount of the bridge or terms loan or by issuing additional exchange notes, in each such case in an amount equal to the interest then due. TXU Corp. will be able to pay interest from time to time on up to $2.5 billion of its bridge loans or term loans/exchange notes by increasing the aggregate amount of the bridge loans or term loans or by issuing additional exchange notes, in each such case in an amount equal to the interest then due.

Oncor Electric Delivery Revolving Facility. The Oncor Electric Delivery Revolving Facility is expected to be comprised of a senior revolving credit facility in an aggregate principal amount of up to $2.0 billion. The Oncor Electric Delivery Revolving Facility is expected to be secured shortly after the closing of the merger by certain assets of Oncor Electric Delivery to be agreed. The letters of credit and proceeds of borrowings under the Oncor Electric Delivery Revolving Facility will be used by Oncor Electric Delivery and its subsidiaries for working capital and for other general corporate purposes, including the repayment of certain existing indebtedness of Oncor Electric Delivery. The letters of credit and proceeds of borrowings under the Oncor Electric Delivery Revolving Facility will not be used to fund the transactions.

Forward Looking Statements

This Form 8-K contains forward-looking statements, which are subject to various risks and uncertainties. In particular, the timing of the closing of the merger is subject to the satisfaction of the conditions to closing contained in the merger agreement, including, among other things, the performance by TXU Corp. and TEF of their respective obligations under the merger agreement. There can be no assurance when the conditions to closing will be satisfied, if at all, or that the merger will close on the currently expected closing date.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

Exhibit No.	Description

99.1	Summary post-closing organization chart

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

TXU CORP.

By:	/s/ Anthony Horton
Anthony Horton Senior Vice President and Treasurer

TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY

By:	/s/ Anthony Horton
Anthony Horton Senior Vice President and Treasurer

ONCOR ELECTRIC DELIVERY COMPANY

By:	/s/ Anthony Horton
Anthony Horton Senior Vice President and Treasurer

Dated: October 5, 2007

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